                                   EXHIBIT 23



Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, dated September 11, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-52229, No. 2-52357, No. 2-60252, No. 2-63000, No. 2-70022, No. 2-87821, No.
33-10353, No. 33-32706, File No. 33-86496, No. 333-58548, No. 333-56199 and No.
333-34688) and Registration Statement on Form S-3 (File No. 333-46807).


Arthur Andersen LLP

Chicago, Illinois
October 26, 2001


Report of Independent Public Accountants with Respect to Financial Statement Schedule

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Wallace Computer Services, Inc. included in this Form 10-K, and have issued our report thereon dated September 11, 2001. Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. This schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The financial statement schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

Arthur Andersen LLP

Chicago, Illinois
September 11, 2001